Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52652) pertaining to the Wintrust Financial Corporation Retirement Savings Plan, of our report dated May 27, 2005, with respect to the financial statements and schedule of Wintrust Financial Corporation Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

                                       /s/ ERNST & YOUNG LLP

June 23, 2005
Chicago, Illinois